EXHIBIT 16
                    {Deloitte & Touche LLP Letterhead}

October 24, 1995

Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K/A
(Amendment No. 1) of South Alabama Bancorporation, Inc. dated
September 27, 1995.


Yours truly,

/s/ Deloitte & Touche LLP